Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Johnson Y.N. Lau, Chief Executive Officer and Board Chairman (Principal Executive Officer) of Athenex, Inc. (the “registrant”), and Randoll Sze, Chief Financial Officer of the registrant (Principal Financial and Accounting Officer), each hereby certifies that, to the best of their knowledge:

1.

The registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by the Report and results of operations of the registrant for the period covered by the Report.

Date: November 14, 2018

/s/ Johnson Y.N. Lau
Name:	Johnson Y.N. Lau
Title:	Chief Executive Officer and Board Chairman
(Principal Executive Officer)

/s/ Randoll Sze
Name:	Randoll Sze
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)